Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of International Flavors & Fragrances Inc. (the “Company”) for the quarterly period ended July 1, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas D. Tough as Chief Executive Officer and Kevin C. Berryman, as Chief Financial Officer, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Douglas D. Tough
Name:	Douglas D. Tough
Title:	Chairman of the Board and Chief Executive Officer
Dated:	August 9, 2011

By:	/s/ Kevin C. Berryman
Name:	Kevin C. Berryman
Title:	Executive Vice President and Chief Financial Officer
Dated:	August 9, 2011